EX99-906CERT


                                  CERTIFICATION


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck Funds (comprising of CM Commodity Index Fund, Emerging Markets Fund, Global Hard Assets Fund, International Investors Gold Fund, Unconstrained Emerging Markets Bond Fund, VanEck Morningstar Wide Moat Fund and VanEck NDR Managed Allocation Fund), do hereby certify, to such officer's knowledge, that:

     The annual report on Form N-CSR of VanEck Funds for the period ending December 31, 2018 (the "Form N-CSR") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck Funds.


Dated: March 8, 2019                    /s/ Jan F. van Eck
                                        ----------------------------------------
                                        Jan F. van Eck
                                        Chief Executive Officer
                                        VanEck Funds


Dated: March 8, 2019                    /s/ John J. Crimmins
                                        ----------------------------------------
                                        John J. Crimmins
                                        Treasurer & Chief Financial Officer
                                        VanEck Funds



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.